                                                                    EXHIBIT 11

                                COASTCAST CORPORATION

          COMPUTATIONS OF NET INCOME PER COMMON AND COMMON EQUIVALENT SHARES


                                                             YEARS ENDED
                                                            DECEMBER 31,
                                                     ------------------------
                                                         1996          1995
                                                     -----------   ----------
Common stock outstanding at beginning of year          8,734,694    9,091,994
Repurchase of common stock                               (13,800)    (389,800)
Exercise of options                                       56,996       32,500
                                                     -----------   ----------
Common stock outstanding at end of year                8,777,890    8,734,694
                                                     -----------   ----------
                                                     -----------   ----------


Weighted average shares outstanding                    8,772,815    9,045,257

Dilutive effect of stock options after application
  of treasury stock method                               265,408       53,679
                                                     -----------   ----------
Total                                                  9,038,223    9,098,936
                                                     -----------   ----------
                                                     -----------   ----------

Net income                                           $15,066,000   $3,299,000
                                                     -----------   ----------
                                                     -----------   ----------

Net income per common and common equivalent share          $1.67        $ .36
                                                     -----------   ----------
                                                     -----------   ----------